UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 18, 2010
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 23, 2009, Equity LifeStyle Properties, Inc. (the “Company”) received a comment letter from the Securities and Exchange Commission (“SEC”) regarding our Proxy Statement and Form 10-K for the year ended December 31, 2008 to which we responded on January 25, 2010 as previously disclosed in Item 1B of our Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 Form 10-K”). In response to our letter on January 25, 2010, we received a comment letter, dated March 18, 2010 (“SEC Letter”) from the SEC concerning our 2009 Form 10-K. The SEC’s comments relate to income statement presentation, segment reporting, materiality of a joint venture investment, and the transfer of inventory homes to fixed assets. The SEC Letter is furnished as Exhibit 99.1 to this report on Form 8-K.
     In the SEC Letter, the SEC commented that our current Consolidated Statements of Operations presentation reflecting separate sections for property operations and homes sales operations (a “stacked” presentation) does not comply with Article 5, Rule 5-03 of Regulation S-X and has asked us to restate our 2009 Form 10-K. Our current Consolidated Statements of Operations format as presented in our 2009 Form 10-K is furnished as Exhibit 99.2 to this report on Form 8-K. The Company expects to submit a response to the SEC proposing that we will provide a new format for our Consolidated Statements of Operations on a prospective basis with our Form 10-Q for the period ending March 31, 2010, rather than restate the 2009 Form 10-K. The revised format of Consolidated Statements of Operations that we expect to provide in future SEC filings would have one revenue section and one expense section. For example, the revenue from both property operations and home sales would be presented under the revenue section instead of being presented on a stacked basis. The new format we intend to propose to the SEC is furnished as Exhibit 99.3 to this report on Form 8-K. The new format will not change reported Consolidated income from continuing operations, Consolidated net income, Net income available for Common Shares and Earnings per common share.
     The Company expects to file its response to the SEC’s letter in the next few weeks. There can be no assurance that the SEC will agree with our response and it is possible that we may be required to restate our 2009 Form 10-K to change the income statement presentation or incorporate any other changes that may arise from the ongoing comment letter process.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our Properties (including those recently acquired);

•	our ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our assumptions about rental and home sales markets;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional common stock;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties under the Codification Topic “ Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Equity LifeStyle Properties, Inc. owns or has an interest in 304 quality properties in 27 states and British Columbia consisting of 110,575 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
Item 9.01 Exhibits
     (d) Exhibits
Exhibit 99.1	Comment Letter Dated March 18, 2010

Exhibit 99.2	Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 as reported in our Form 10-K for the year ended December 31, 2009

Exhibit 99.3	Pro-forma Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: March 24, 2010	By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer